Exhibit 23.1.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-114652, 333-114653, and 333-135389) and Form S-8 (Nos. 33-95548, 333-82393, 333-46680 and 333-135388) of GrafTech International Ltd. of our report dated February 29, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cleveland, Ohio

February 29, 2008